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                                 EXHIBIT 23(a)
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2000, included in Universal Health Services, Inc.'s Form 10-K for the year ended December 31, 1999.



                              ARTHUR ANDERSEN LLP



Philadelphia, Pennsylvania
September 22, 2000